Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Hotline:	(608) 458-4040
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES FIRST QUARTER 2025 RESULTS

•First quarter GAAP earnings per share was $0.83 in 2025, compared to $0.62 in 2024
•Reaffirming 2025 earnings guidance range of $3.15 - $3.25 per share
•Updated forecasted 2025 - 2028 capital expenditures of $11.5 billion in aggregate

MADISON, Wis. - May 8, 2025 - Alliant Energy Corporation (NASDAQ: LNT) today announced U.S. generally accepted accounting principles (GAAP) consolidated unaudited earnings per share (EPS) for the three months ended March 31 as follows:

	GAAP EPS
	2025	2024
Utilities and Corporate Services	$0.87	$0.62
American Transmission Company (ATC) Holdings	0.04	0.04
Non-utility and Parent	(0.08)	(0.04)
Alliant Energy Consolidated	$0.83	$0.62

“We are off to a solid start in 2025, delivering more than 25% of our earnings guidance midpoint, which is ahead of plan despite negative temperature impacts on sales,” said Lisa Barton, Alliant Energy President and CEO. “We have also incorporated additional energy resources into our capital expenditure and financing plans. Our plans now include energy resources to serve approximately 2.1 gigawatts of contracted peak data center demand.”

Utilities and Corporate Services - Alliant Energy’s Utilities and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $0.87 per share of GAAP EPS in the first quarter of 2025, which was $0.25 per share higher than the first quarter of 2024. The primary drivers of higher EPS were higher revenue requirements from capital investments, estimated temperature impacts on retail electric and gas sales, and timing of income tax expense. These items were partially offset by higher depreciation and financing expenses.

Non-utility and Parent - Alliant Energy’s Non-utility and Parent operations generated $(0.08) per share of GAAP EPS in the first quarter of 2025, which was $0.04 per share lower than the first quarter of 2024. The lower EPS was primarily driven by higher financing expenses and timing of income tax expense.

Details regarding GAAP EPS variances between the first quarters of 2025 and 2024 for Alliant Energy are as follows:

Variance
Revenue requirements from capital investments	$0.21
Higher depreciation expense	(0.06)
Estimated temperature impacts on retail electric and gas sales	0.05
Timing of income tax expense	0.04
Higher financing expense	(0.04)
Other	0.01
Total	$0.21

Revenue requirements from capital investments - In September 2024, Interstate Power and Light Company (IPL) received an order from the Iowa Utilities Commission authorizing annual base rate increases of $185 million and $10 million for its retail electric and gas rate reviews, respectively, covering the October 2024 through September 2025 forward-looking Test Period. IPL recognized a $0.15 per share increase in the first quarter of 2025 due to higher revenue requirements from increasing rate base, including investments in solar generation.

In December 2023, Wisconsin Power and Light Company (WPL) received an order from the Public Service Commission of Wisconsin authorizing an annual base rate increase of $60 million for its retail electric rate review covering the 2025 Test Period. WPL recognized a $0.06 per share increase in the first quarter of 2025 due to higher revenue requirements from increasing rate base, including investments in solar generation and energy storage.

Estimated Temperature Impacts - Retail electric and gas sales decreased an estimated $0.03 and $0.08 per share in the first quarter of 2025 and 2024, respectively, due to impacts of warmer than normal temperatures on customer demand.

Timing of income taxes - Income tax expense is recorded each quarter based on an estimated annual effective tax rate and the proportion of full year earnings generated each quarter, which causes fluctuations in the amount of tax expense quarter-over-quarter. The income tax expense timing resulted in higher earnings of $0.02 per share in the first quarter of 2025 compared to lower earnings of $0.02 in the first quarter of 2024. The income tax expense timing variances will reverse by the end of the year.

2025 Earnings Guidance

Alliant Energy is reaffirming its consolidated ongoing EPS guidance for 2025 of $3.15 - $3.25. Assumptions for Alliant Energy’s 2025 EPS guidance include, but are not limited to:

•Ability of IPL and WPL to earn their authorized rates of return
•Normal temperatures in its utility service territories
•Stable economy and resulting implications on utility sales
•Execution of capital expenditure plans including achievement of targeted in-service dates
•Execution of cost controls and financing plans
•Consolidated effective tax rate of (28%)

The 2025 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, future changes in laws, regulations or regulatory policies, adjustments made to deferred tax assets and liabilities from changes in forecasted state apportionment and valuation allowances including further corporate tax rate changes in Iowa, changes in credit loss liabilities related to guarantees, pending lawsuits and disputes, settlement charges related to pension and other postretirement benefits plans, federal and state income tax audits and other Internal Revenue Service proceedings, impacts from changes to the authorized return on equity for ATC LLC, or changes in GAAP and tax methods of accounting that may impact the reported results of Alliant Energy.

Projected Capital Expenditures

Alliant Energy has updated its projected capital expenditures for 2025 through 2028 (in millions). The projected capital expenditures exclude allowance for funds used during construction (AFUDC) and capitalized interest, if applicable. Cost estimates represent Alliant Energy’s estimated portion of total construction expenditures.

	2025	2026	2027	2028
Generation:
Renewables and energy storage projects	$995	$895	$1,125	$1,160
Gas projects	460	740	1,025	885
Other	145	135	70	65
Distribution:
Electric systems	595	625	600	580
Gas systems	100	130	160	105
Other	215	230	225	245
Total Capital Expenditures	$2,510	$2,755	$3,205	$3,040

Earnings Conference Call

A conference call to review the first quarter 2025 results is scheduled for Friday, May 9, 2025 at 9 a.m. central time. Alliant Energy President and Chief Executive Officer Lisa Barton, and Executive Vice President and Chief Financial Officer Robert Durian will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 800-549-8228 (Toll-Free) or 289-819-1520 (International), conference ID 35176. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. An archive of the webcast will be available on the Company’s website at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Finance, LLC, the parent company of Alliant Energy’s non-utility operations. Alliant Energy, whose core purpose is to serve customers and build stronger communities, is an energy-services provider with utility subsidiaries serving approximately 1,000,000 electric and 430,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a component of the S&P 500 and is traded on the Nasdaq Global Select Market under the symbol LNT. For more information, visit the Company’s website at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of and/or the return on costs, including fuel costs, operating costs, transmission costs, capacity costs, costs of generation projects including such costs that exceed initial estimates, deferred expenditures, deferred tax assets, tax expense, interest expense, capital expenditures, marginal costs to service new customers, and remaining costs related to electric generating units (EGUs) that have been or may be permanently closed and certain other retired assets, environmental remediation costs, and decreases in sales volumes, as well as earning their authorized rates of return, payments to their parent of expected levels of dividends, the impact of rate design on current and potential customers and demand for energy in their service territories, and the ability to obtain regulatory approval with acceptable conditions for individual customer rates for large load growth customers;
•the impact of IPL’s retail electric base rate moratorium;
•the ability to complete construction of generation and energy storage projects by planned in-service dates and within the cost targets set by regulators due to cost increases of and access to materials, equipment and commodities, which could result from tariffs, duties or other assessments, inflation, labor issues or supply shortages, the ability to successfully resolve warranty issues or contract disputes and the ability to obtain adequate generator interconnection agreements to connect the new projects to Midcontinent Independent System Operator, Inc. (MISO) in a timely manner;
•weather effects on utility sales volumes and operations;
•the direct or indirect effects resulting from cybersecurity incidents or attacks on Alliant Energy, IPL, WPL, or their suppliers, contractors and partners, or responses to such incidents;
•the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;
•economic conditions and the impact of business or facility closures in IPL’s and WPL’s service territories;
•the ability and cost to provide sufficient generation and the ability of ITC Midwest LLC and ATC LLC to provide sufficient transmission capacity for potential load growth, including significant new commercial or industrial customers, such as data centers;
•the ability of potential large load growth customers to timely construct new facilities, as well as the resulting higher system load demand by expected levels and timeframes;
•the impact of energy efficiency, franchise retention and customer disconnects on sales volumes and operating income;
•the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric and gas services and their ability to pay their bills;
•changes in the price of delivered natural gas, transmission, purchased electric energy, purchased electric capacity and delivered coal, particularly during elevated market prices, and any resulting changes to counterparty credit risk, due to shifts in supply and demand caused by market conditions, regulations and MISO’s seasonal resource adequacy process;
•the ability to obtain regulatory approval for construction projects with acceptable conditions;
•the ability to achieve the expected level of tax benefits based on tax guidelines, timely in-service dates, compliance with prevailing wage and apprenticeship requirements, project costs and the level of electricity output generated by qualifying generating facilities, and the ability to efficiently utilize the renewable generation and energy storage project tax benefits to achieve IPL’s authorized rate of return and for the benefit of IPL’s and WPL’s customers;
•the ability to utilize tax credits generated to date, and those that may be generated in the future, before they expire, as well as the ability to transfer tax credits that may be generated in the future at adequate pricing;
•federal and state regulatory or governmental actions, including the impact of legislation, regulatory agency orders and executive orders, and changes in public policy, including the potential repeal of the Inflation Reduction Act of 2022;
•disruptions to ongoing operations and the supply of materials, services, equipment and commodities needed to continue to operate and maintain existing assets and to construct capital projects, which may result from geopolitical issues, tariffs, supplier manufacturing constraints, regulatory requirements, labor issues or transportation issues, and thus affect the ability to meet capacity requirements and result in increased capacity expense;
•the impacts of changes in the tax code, including tax rates, minimum tax rates, adjustments made to deferred tax assets and liabilities, and changes impacting the availability of and ability to transfer renewable tax credits;
•inflation and higher interest rates;
•continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;
•the future development of technologies related to electrification, and the ability to reliably store and manage electricity;

•employee workforce factors, including the ability to hire and retain employees with specialized skills, impacts from employee retirements, changes in key executives, ability to create desired corporate culture, collective bargaining agreements and negotiations, work stoppages or restructurings;
•disruptions in the supply and delivery of natural gas, purchased electricity and coal;
•changes to the creditworthiness of, or performance of obligations by, counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including large load growth customers, participants in the energy markets and fuel suppliers and transporters;
•the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;
•impacts that terrorist attacks may have on Alliant Energy’s, IPL’s and WPL’s operations and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;
•changes to MISO’s resource adequacy process establishing capacity planning reserve margin and capacity accreditation requirements that may impact how and when new and existing generating facilities, including IPL’s and WPL’s additional solar generation, may be accredited with energy capacity, and may require IPL and WPL to adjust their current resource plans, to add resources to meet the requirements of MISO’s process, or procure capacity in the market whereby such costs might not be recovered in rates;
•any material post-closing payments related to any past asset divestitures, including the transfer of renewable tax credits, which could result from, among other things, indemnification agreements, warranties, guarantees or litigation;
•issues associated with environmental remediation and environmental compliance, including compliance with all current environmental and emissions laws, regulations and permits and future changes in environmental laws and regulations, including the Coal Combustion Residuals Rule, Cross-State Air Pollution Rule and federal, state or local regulations for emissions reductions, including greenhouse gases, from new and existing fossil-fueled EGUs under the Clean Air Act, and litigation associated with environmental requirements;
•increased pressure from customers, investors and other stakeholders to more rapidly reduce greenhouse gases emissions;
•the timely development of technologies, innovations and advancements to provide cost effective alternatives to traditional energy sources;
•the ability to defend against environmental claims brought by state and federal agencies, such as the U.S. Environmental Protection Agency and state natural resources agencies, or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;
•the direct or indirect effects resulting from breakdown or failure of equipment in the operation of electric and gas distribution systems, such as mechanical problems, disruptions in telecommunications, technological problems, and explosions or fires, and compliance with electric and gas transmission and distribution safety regulations, including regulations promulgated by the Pipeline and Hazardous Materials Safety Administration;
•issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, availability of warranty coverage and successful resolution of warranty issues or contract disputes for equipment breakdowns or failures, performance below expected or contracted levels of output or efficiency, operator error, employee safety, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental operating, capacity, fuel-related and capital costs through rates;
•impacts that excessive heat, excessive cold, storms, wildfires, or natural disasters may have on Alliant Energy’s, IPL’s and WPL’s operations and construction activities, and recovery of costs associated with restoration activities, or on the operations of Alliant Energy’s investments;
•Alliant Energy’s ability to sustain its dividend payout ratio goal;
•changes to costs of providing benefits and related funding requirements of pension and other postretirement benefits plans due to the market value of the assets that fund the plans, economic conditions, financial market performance, interest rates, timing and form of benefits payments, life expectancies and demographics;
•material changes in employee-related benefit and compensation costs, including settlement losses related to pension plans;
•risks associated with operation and ownership of non-utility holdings;
•changes in technology that alter the channels through which customers buy or utilize Alliant Energy’s, IPL’s or WPL’s products and services;
•impacts on equity income from unconsolidated investments from changes in valuations of the assets held, as well as potential changes to ATC LLC’s authorized return on equity;
•impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures and cost of removal obligations, allocation of mixed service costs and state depreciation, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;
•current or future litigation, regulatory investigations, proceedings or inquiries;
•reputational damage from negative publicity, protests, fines, penalties and other negative consequences resulting in regulatory and/or legal actions;
•the direct or indirect effects resulting from pandemics;
•the effect of accounting standards issued periodically by standard-setting bodies;
•the ability to successfully complete tax audits and changes in tax accounting methods with no material impact on earnings and cash flows; and
•other factors listed in the “2025 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC), including the section therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2025 earnings guidance and 2025-2028 capital expenditures guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding Alliant Energy’s financial results, this press release includes reference to certain non-GAAP financial measures.

Alliant Energy included in this press release IPL; WPL; Corporate Services; Utilities and Corporate Services; ATC Holdings; and Non-utility and Parent EPS for the three months ended March 31, 2025 and 2024. Alliant Energy believes these non-GAAP financial measures are useful to investors because they facilitate an understanding of segment performance and trends, and provide additional information about Alliant Energy’s operations on a basis consistent with the measures that management uses to manage its operations and evaluate its performance.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
EARNINGS SUMMARY (Unaudited)

The following tables provide a summary of Alliant Energy’s results for the three months ended March 31:

EPS:	GAAP EPS
	2025	2024
IPL	$0.43	$0.25
WPL	0.43	0.36
Corporate Services	0.01	0.01
Subtotal for Utilities and Corporate Services	0.87	0.62
ATC Holdings	0.04	0.04
Non-utility and Parent	(0.08)	(0.04)
Alliant Energy Consolidated	$0.83	$0.62

Earnings (in millions):	GAAP Income (Loss)
	2025	2024
IPL	$110	$63
WPL	110	92
Corporate Services	5	4
Subtotal for Utilities and Corporate Services	225	159
ATC Holdings	10	9
Non-utility and Parent	(22)	(10)
Alliant Energy Consolidated	$213	$158

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended March 31,
	2025	2024
	(in millions, except per share amounts)
Revenues:
Electric utility	$853	$791
Gas utility	240	205
Other utility	13	13
Non-utility	22	22
	1,128	1,031
Operating expenses:
Electric production fuel and purchased power	175	163
Electric transmission service	158	152
Cost of gas sold	137	114
Other operation and maintenance:
Energy efficiency costs	10	14
Non-utility Travero	16	17
Other	134	129
Depreciation and amortization	211	189
Taxes other than income taxes	30	31
	871	809
Operating income	257	222
Other (income) and deductions:
Interest expense	119	107
Equity income from unconsolidated investments, net	(13)	(15)
Allowance for funds used during construction	(18)	(19)
Other	3	1
	91	74
Income before income taxes	166	148
Income tax benefit	(47)	(10)
Net income attributable to Alliant Energy common shareowners	$213	$158
Weighted average number of common shares outstanding:
Basic	256.8	256.2
Diluted	257.2	256.5
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted)	$0.83	$0.62

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	March 31, 2025	December 31, 2024
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$25	$81
Other current assets	944	1,103
Property, plant and equipment, net	19,022	18,701
Investments	650	639
Other assets	2,210	2,190
Total assets	$22,851	$22,714
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$1,371	$1,171
Commercial paper	678	558
Other current liabilities	839	986
Long-term debt, net (excluding current portion)	8,580	8,677
Other liabilities	4,290	4,318
Alliant Energy Corporation common equity	7,093	7,004
Total liabilities and equity	$22,851	$22,714

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
	2025	2024
	(in millions)
Cash flows from operating activities:
Cash flows from operating activities excluding accounts receivable sold to a third party	$365	$430
Accounts receivable sold to a third party	(116)	(123)
Net cash flows from operating activities	249	307
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(554)	(478)
Other	(28)	(32)
Cash receipts on sold receivables	192	155
Other	(14)	2
Net cash flows used for investing activities	(404)	(353)
Cash flows from financing activities:
Common stock dividends	(130)	(123)
Proceeds from issuance of long-term debt	—	597
Payments to retire long-term debt	—	(300)
Net change in commercial paper	220	(141)
Other	9	(15)
Net cash flows from financing activities	99	18
Net increase (decrease) in cash, cash equivalents and restricted cash	(56)	(28)
Cash, cash equivalents and restricted cash at beginning of period	81	63
Cash, cash equivalents and restricted cash at end of period	$25	$35

KEY FINANCIAL AND OPERATING STATISTICS

	March 31, 2025	March 31, 2024
Common shares outstanding (000s)	256,876	256,379
Book value per share	$27.61	$26.59
Quarterly common dividend rate per share	$0.5075	$0.48

	Three Months Ended March 31,
	2025	2024
Utility electric sales (000s of megawatt-hours)
Residential	1,871	1,755
Commercial	1,599	1,523
Industrial	2,519	2,532
Industrial - co-generation customers	185	179
Retail subtotal	6,174	5,989
Sales for resale:
Wholesale	691	679
Bulk power and other	1,378	1,670
Other	14	15
Total	8,257	8,353
Utility retail electric customers (at March 31)
Residential	856,212	849,255
Commercial	146,333	145,826
Industrial	2,363	2,407
Total	1,004,908	997,488
Utility gas sold and transported (000s of dekatherms)
Residential	14,039	11,823
Commercial	8,965	7,529
Industrial	818	765
Retail subtotal	23,822	20,117
Transportation / other	31,006	33,908
Total	54,828	54,025
Utility retail gas customers (at March 31)
Residential	386,261	383,769
Commercial	45,326	45,125
Industrial	316	322
Total	431,903	429,216

Estimated operating income decreases from impacts of temperatures (in millions) -
	Three Months Ended March 31,
	2025	2024
Electric	($6)	($19)
Gas	(3)	(11)
Total temperature impact	($9)	($30)

	Three Months Ended March 31,
	2025	2024	Normal
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	3,240	2,850	3,448
Madison, Wisconsin (WPL)	3,367	2,979	3,526

(a)HDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs.